UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 16, 2008

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

School Specialty, Inc. (the “Company”) has appointed David N. Vander Ploeg as its Executive Vice President and Chief Financial Officer, effective April 21, 2008.  Mr. Vander Ploeg, age 49, was most recently Chief Operating Officer of Dutchland Plastics Corp., a molded products manufacturer based in Oostburg, Wisconsin, where he was responsible for day-to-day operations of the business.  Before joining Dutchland, he was Executive Vice President and Chief Financial Officer at Schneider National, Inc., Green Bay, Wisconsin, a global leader in transportation and logistics services.  During a 24-year career at Schneider National, he advanced through a host of senior management positions in accounting and finance prior to being promoted to the Chief Financial Officer position in 2004.

Effective April 21, 2008, Mr. Vander Ploeg will replace Kevin L. Baehler in the role of principal financial officer of the Company.  Mr. Baehler has served as interim Chief Financial Officer since July 2, 2007 and will continue as the Company’s Senior Vice President, Corporate Controller.

In connection with his appointment, the Company has entered into an Employment Agreement (the “Agreement”) with Mr. Vander Ploeg that will be effective as of April 21, 2008.  The Agreement has an initial term of three years and will be automatically renewed for successive one-year periods unless either party provides the other with a written notice of intention not to renew in accordance with the terms of the Agreement.

Under the Agreement, Mr. Vander Ploeg is entitled to an annual base salary of $330,000 and will be entitled to participate in the Company’s corporate bonus plan pursuant to the terms and conditions of the plan, effective for the Company’s 2009 fiscal year.  In addition, Mr. Vander Ploeg will receive an option to purchase 35,000 shares of the Company’s common stock and an award of 5,000 non-vested stock units on the date of the next meeting of the Company’s Compensation Committee, subject to Compensation Committee approval.  Mr. Vander Ploeg may also be entitled to receive perquisites and benefits provided by the Company to its executive officers, subject to applicable eligibility criteria.  The Agreement contains customary confidentiality and non-compete provisions to which Mr. Vander Ploeg will be subject for 18 months following any termination of his employment with the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.

Other Events.

On April 16, 2008, the Company announced Mr. Vander Ploeg’s appointment as its Executive Vice President and Chief Financial Officer.  The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between David N. Vander Ploeg and School Specialty, Inc.
99.1	Press Release dated April 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: April 16, 2008	By: /s/ David J. Vander Zanden
David J. Vander Zanden Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between David N. Vander Ploeg and School Specialty, Inc.
99.1	Press Release dated April 16, 2008